March 12, 1996

The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir:
      Enclosed for filing on behalf of the above-reference corporation is proxy materials for the annual meeting of stockholders to be held on April 11, 1996. These materials include the Notice to Stockholders, Proxy Statement and form of Proxy. The filing fee is to be deducted from the available credit we now have.

                          Yours very truly,
                          /s/ Ellen Simpson
                          Ellen Simpson
                          Corporate Secretary


                    PREMIER BANKSHARES CORPORATION
                            P. O. Box 1199
                      Bluefield, Virginia  24605

                PROXY SOLICITED BY BOARD OF DIRECTORS

          The undersigned hereby appoints William G. Jackson, Harry H. Hall and Frank Barnes, or any of them, as proxies, with full power of substitution, to vote all common stock of the undersigned at the Annual Meeting of Stockholders of the Corporation, April 11, 1996 at 1:30 p.m., and at any adjournment thereof, as follows:

          (1) To vote for election to the Board of Directors all nominees listed below, unless authority is withheld by inserting the word "no" at the end of this sentence.
          _______________________.

     YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT HIS NAME BELOW.

     Nominees for Class C Directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and have qualified are:


                              James H. Addington
                              Harris Hart, II
                              Robert C. James


          (2) To vote for appointment of Persinger and Company, L.L.C. as independent auditor of Premier Bankshares Corporation for the year 1996, unless one of the following two alternatives is chosen:
          AGAINST (   ); ABSTAIN  (   ).

          (3) To vote upon such other business as may be properly brought before the meeting.

     THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.

     IF AUTHORITY IS NOT WITHHELD, OR IF NO CHOICE IS SPECIFIED, THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE TO BE ELECTED TO THE BOARD OF DIRECTORS AND IN FAVOR OF THE APPOINTMENT OF PERSINGER AND COMPANY, L.L.C. AS INDEPENDENT AUDITOR FOR PREMIER BANKSHARES CORPORATION FOR 1996.

     Please sign your name(s) exactly as shown imprinted hereon. If stock is registered in more than one name, all owners must sign. If acting as executor or trustee or otherwise in a fiduciary capacity, please sign as such fiduciary.


       _____________________________________________________________

                         Signature of Stockholder

       _____________________________________________________________
                            Signature of Stockholder
                            Date:_____________________________________




                            PREMIER BANKSHARES
                               CORPORATION




March 11, 1996


Dear Stockholder:

     You are cordially invited to attend the annual meeting of Stockholders of Premier Bankshares Corporation. The meeting will convene at 1:30 p.m. on Thursday, April 11, 1996 at the company's headquarters, 29 College Drive, Bluefield, Virginia.

     You are also invited to remain after the meeting for light refreshments and visiting with each other. If you so intend, please return the enclosed card with your proxy.

     Please sign and date the enclosed proxy and survey form and mail it in the envelope provided at your earliest convenience.


                              Sincerely,

                              /s/ James R. Wheeling

                              James R. Wheeling
                             President and CEO


                       PREMIER BANKSHARES CORPORATION
                              P. O. Box 1199
                        Bluefield, Virginia  24605


                    NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Premier Bankshares Corporation:

       NOTICE is hereby given that the 1996 Annual Meeting of Stockholders of Premier Bankshares Corporation will be held at the Corporate Offices, 29 College Drive, Bluefield, Virginia, on April 11, 1996, at 1:30 p.m. for the following purposes:

     1)   Electing three Class C Directors for three-year terms.

     2)   Appointing an independent auditor for the year 1996.

     3) Transacting such other business as may properly come before the meeting, or any adjournments thereof.

         Only stockholders of record at the close of business on March 6, 1996, are entitled to notice of and to vote at such meeting, or any adjournments thereof.

      Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

     To ensure that your shares are represented at the meeting, please fill in, date, sign, and mail promptly the enclosed proxy, for which a return envelope is provided. Your proxy is revocable at any time prior to its exercise.


                         By Order of the Board of Directors

                         /s/ Ellen Simpson

                         Ellen Simpson
                         Corporate Secretary


March 11, 1996







                      PREMIER BANKSHARES CORPORATION
             P. O. Box 1199  ---   Bluefield, Virginia  24605

                             PROXY STATEMENT
                 FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD
                              APRIL 11, 1996

      The Board of Directors of Premier Bankshares Corporation (the Corporation) solicits the enclosed 1996 proxy to be used at the 1996 Annual Meeting of Stockholders to be held at the Corporate Offices, 29 College Drive, Bluefield, Virginia, on Thursday, April 11, 1996, at 1:30 p.m., and at any adjournment thereof.

      The cost of solicitation of proxies will be borne by the Corporation. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Corporation or its affiliates may make solicitations of proxies by telegram, telephone or personal calls. Brokerage houses and other nominees may request that copies of the proxy soliciting material be furnished to them for mailing to the beneficial owners of the stock held of record by such brokerage houses and nominees. The Corporation may reimburse them for their reasonable expenses in this connection.

       All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions therein contained, if any. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof. Directors are elected by a plurality of votes properly cast, assuming a quorum is present. All other matters coming before the meeting will be approved if the votes favoring such matter exceed those opposing it. Abstentions and broker non-votes thus have no direct effect on the election of directors or any other matter.

      An Annual Report to Stockholders, including the Corporation's financial statements for the year ended December 31, 1995, accompanies this proxy statement. This proxy statement and the accompanying proxy are first being sent or delivered to stockholders of the Corporation on or about March 11, 1996.

      As of March 6, 1996, the Corporation had outstanding 6,650,083 shares of its common stock, each of which is entitled to one vote at the Annual Meeting. Only stockholders of record at the close of business March 6, 1996, will be entitled to vote at the meeting, or any adjournment thereof.

                          ELECTION OF DIRECTORS

     The Articles of Incorporation divide the directors into three (3) classes with terms to expire as indicated below. At the meeting, three Class C directors will be elected, to serve until the 1999 Annual Meeting of Stockholders.

      In the event that any nominee becomes unavailable for election, the proxies will be voted for a substitute nominee. However, the Board of Directors does not anticipate that any nominee will be unavailable for election, and all have consented to be named and to serve if elected. Each nominee hereinafter named has been recommended for election by the Board of Directors.

                     INFORMATION CONCERNING NOMINEES

     CLASS C, serving until the 1999 Annual Meeting of Stockholders and until a successor shall be elected and qualify:

         Name                Age    Principal Occupation
          and
      Director Since                Employment Last Five Years


     JAMES H. ADDINGTON       58    President, Addington Oil  Company, Inc.
     (New)

     HARRIS HART, II          67    Partner, Law Firm of Gillespie, Hart,
     1986                             Altizer & Whitesell, P. C.


     ROBERT C. JAMES         54     Real Estate Broker  and Developer
     1986





     INFORMATION CONCERNING REMAINING DIRECTORS

     CLASS A, serving until the 1997 Annual Meeting of Stockholders and until a successor shall be elected and qualify:

      Name                 Age  Principal Occupation
      and
      Director Since           Employment Last Five Years


     JACK P. CHAMBERS      67  Retired; formerly President and CEO of Premier
     1986                      Bankshares  Corporation,  formerly of Counsel,
                               Gillespie, Chambers, Altizer, Givens &
                               Walk, Attorneys at Law

     JAMES E. CHILDRESS    71  President of Grundy Oil Company, Inc.
     1987

     CHARLES C. HENLEY    68   Retired; formerly President of Bank of Speedwell
     1986

     JOHN A. JOHNSTON     59   Consultant,   Educational Administration
     1986

     GEORGE R. SMITH      69   Physician
     1990


     CLASS B, serving until the 1998 Annual Meeting of Stockholders and until a successor shall be elected and qualify:

      Name                Age  Principal Occupation
       and
    Director Since              Employment Last Five Years


   DONALD  BAKER          58   Retired-Coal Mining, Mayor of Town of
    1995                         Clintwood, Virginia


   ROBERT B. BRITTAIN     55   Real Estate Developer
     1995

     GENE H. JAMES        65   Farming
     1986

     N. STANLEY KING, SR. 69   Real Estate Broker and Farmer
     1986

     JAMES R. WHEELING    40    President and CEO of Premier
                                Bankshares Corporation; formerly,
     1992                       President and CEO of Tazewell  National Bank


                        OWNERSHIP OF COMMON STOCK

           No stockholder beneficially owns in excess of five percent of the outstanding common stock of the Corporation. The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 6, 1996, by each director (including the CEO) and nominee and all directors and executive officers as a group.
                         Number of Shares
     Name or Group       Beneficially Owned(1) Percent of Class

     Donald B. Baker        63,710             (2)
     Robert B. Brittain     39,777             (2)
     Jack P. Chambers       74,120             1.11
     James E. Childress     13,466             (2)
     Harris Hart, II        40,384             (2)
     Charles C. Henley      48,148             (2)
     Miles L. Hillman      109,100             1.64
     Gene H. James          69,437             1.04
     Robert C. James        56,960             (2)
     John A. Johnston        5,886             (2)
     N. Stanley King, Sr.  128,202             1.93
     George R. Smith        23,533             (2)
     Claude H. VanDyke     243,187             3.66
     James R. Wheeling      14,467             (2)

     All directors and executive
      officers as a group (15 persons)  931,474             14.01

     (1) Includes shares which may be deemed beneficially owned by virtue of family relationships, joint ownership, voting power or investment power.

     (2) Less than 1 percent.


                      SUMMARY COMPENSATION TABLE
                          ANNUAL COMPENSATION
                                                   Other Annual
Name and Principal Position   Year      Salary    Bonus Compensation
James R. Wheeling*            1995      $129,000  $    **   $20,950

*Mr. Wheeling was hired as Chief Executive Officer on January 1,1994. **A 1995 bonus of $21,659 was accrued but not paid to Mr. Wheeling until January, 1996.

     Under the provisions of an agreement between Mr. Wheeling and the Corporation, in the event of a change in control of the Corporation, Mr. Wheeling will either continue with substantially his present responsibilities and compensation for a period of not less than three years, or if not, be paid his aggregate annual compensation for a period of three years after the change in control.




     The following table gives information concerning the Chief
Executive Officer as of December 31, 1995. No options were exercisable at that time.

          INDIVIDUAL OPTION GRANTS AND YEAR-END OPTION VALUE








                                                  Potential
                    % of                          Realizable        Value
           Number   Total                            Value at           of
             of    Options                           Assumed         Unexercised
          Securit  Granted     Exercise              Annual Rates     In-the-
            ies      to        Price                 of Stock        Money
  Name    Underly  Employees   ($/Sh)   Expiration   Price           Options
            ing      in                  Date        Appreciation      at
          Options  Fiscal                            for Option      Fiscal
          Granted  Year                              Terms          Year End


                                                    5%       10%
James R.   11,120  26.65%  $12.5625   Feb. 15,   $87,583  $222,638  $ 0 /
Wheeling                                2005                       $31,275




PERFORMANCE GRAPH DATA


                    12/31/90   12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
SNL OTC BANK INDEX    100.00     164.00   233.89   259.70   259.64   387.19
NASDAQ TOTAL          100.00     160.56   186.86   214.51   209.68   296.30
RETURN
PREMIER BKSHRS-VA     100.00     117.27   241.14   214.32   200.53   257.23



                          EMPLOYEE BENEFIT PLANS

     The Corporation maintains a discretionary profit sharing plan and defined contribution retirement plan for employees. Total expenses (funded as accrued) related to these plans were $817,000, $814,000, and $812,000 for 1995, 1994 and 1993, respectively. This defined contribution plan is currently being funded at a minimum rate of 10 percent of the annual eligible compensation of participants. There are no other funding requirements and no other liabilities or commitments for any of this plan. The amounts shown in the compensation table include contributions under this plan for the person indicated.

                 DIRECTORS MEETINGS, COMMITTEES AND FEES

     Directors of the Corporation currently receive an annual retainer of $2,400 payable in two semiannual installments if they attend at least two-thirds of the required board meetings as well as two-thirds of the required committee meetings. In addition to the retainer, directors receive a fee of $400 for each Board and $200 for each committee meeting attended. The Board of Directors held six meetings during the last fiscal year, and twenty-three committee meetings were held. All incumbent directors attended at least 75 percent of the aggregate number of meetings held by the Board, and meetings of committees on which they served.

       The Board of Directors has appointed an Audit Committee consisting of the following nonemployee directors: Donald B. Baker,
Robert B. Brittain, Harris Hart, II, Gene H. James, and Robert C. James. The Audit Committee, which met two times during 1995, reviews the financial records and reports of the Corporation and each of its affiliates.

      The Board of Directors has appointed a Nominating Committee, consisting of Jack P. Chambers, Charles C. Henley, Miles L. Hillman, and N. Stanley King, Sr. to consider nominees to stand for election to the Board of Directors. This committee met one time during 1995. The Nominating Committee has no formal procedure for considering nominees proposed by the shareholders.

     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Compensation Committee (the "Committee") of the Board of Directors administers the Corporation's executive compensation program for senior executives, evaluates the performance of corporate officers, and considers management succession and related matters. The Committee reviews with the Board all aspects of compensation for the Chief Executive Officer and reviews in general the compensation of all other executives. The Committee is currently comprised of seven non-employee outside directors, whose names are set forth following this report.

The Committee's overall goal is to provide a compensation program that will attract and retain qualified executives for the Corporation and to provide them with incentives to achieve performance goals and increase shareholder value. Accordingly, the Corporation's compensation policy is intended to align individual performance objectives with the Corporation's performance and the interests of stockholders. In addition, such policy attempts to use the elements of compensation to support achievement of short-term business plans and long-term strategic goals, reward individuals for outstanding contributions to the Corporation's success and attract, motivate and retain executives of the highest quality.

Compensation Components

The Corporation's executive compensation is based on two components -- base salary and annual incentives --each of which plays an integral role in the Corporation's overall compensation program.


Base Salaries

The Committee believes that, due to the Corporation's success in its principal markets, other companies seeking proven executives may view members of the Corporation's experienced executive team as potential targets. The base salaries paid to the Corporation's executive officers in 1995 were believed necessary to retain their services.

Base salaries, including that of the Chief Executive Officer, are reviewed annually and are adjusted based on the performance of the executive, any increased responsibilities assumed by the executive, average salary increases or decreases in the industry and the going rate for similar positions at comparable companies. The Committee set the salary of the Chief Executive Officer and Mr. Wheeling recommended the 1995 base salaries of the Corporation's other executive officers. Each executive officer's base salary was reviewed in accordance with the above criteria by the members of the Committee and thereafter approved.

Annual Bonus Program

The Corporation maintains an annual bonus program under which executive officers and other key management employees have the opportunity to earn cash bonuses. The program is intended to motivate and reward executives for the achievement of individual performance objectives and for the attainment by the Corporation of strategic and financial performance goals. Bonuses are paid based upon specified levels of return on assets (ROA), asset growth, asset quality and the achievement of certain non-financial goals.

The Corporation maintains a profit sharing plan under which non-executive employees can receive annual cash awards if performance exceeds a 1.25% return on assets threshold. The profit sharing pool is allocated to individual subsidiaries based on their performance and is distributed to full-time employees according to the proportion of the total full-time payroll represented by their compensation.

Long-Term Compensation

The Corporation's shareholders adopted an executive Long-Term Incentive Plan in 1995. This aspect of the Corporation's compensation program is intended to retain executives and motivate them to improve the long-term value of shareholders' investments in the Corporation. Based upon past performance and the anticipation of continuing, valuable service, the Compensation Committee may grant incentive stock options to the Company's executives under the plan adopted by the shareholders.

Chief Executive Officer Compensation

During 1995, Mr. Wheeling received a base salary increase from $110,000 to $129,000, a 17.27% increase, in recognition of his serving as Chief Executive Officer and his providing leadership for the Corporation during the year. A bonus of $21,659 which was accrued for and due Mr. Wheeling under the 1995 bonus and profit sharing plan was not paid until January, 1996.

                                        Robert B. Brittain
                                        James E. Childress
                                        Harris Hart, II
                                        Robert C. James
                                        John A. Johnston
                                        Dr. George R. Smith, Jr.
                                        Claude H. VanDyke

                           CERTAIN TRANSACTIONS

           Some of the directors and officers of the Corporation and their families are at present, as in the past, customers of banking affiliates of the Corporation, and have had and expect to have transactions with the affiliate banks in the ordinary course of business. In addition, some of the directors and officers of the Corporation are at present, as in the past, also directors and officers of corporations which are customers of the affiliate banks and which have had and expect to have transactions with such banks in the ordinary course of business. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.


                    APPOINTMENT OF INDEPENDENT AUDITOR

           Persinger & Company, L.L.C, is being recommended to the stockholders of the Corporation for appointment as independent auditor for the year ending December 31, 1996. Representatives of Persinger & Company are expected to attend the meeting and have the opportunity to make a statement and respond to appropriate questions from stockholders.


                      STOCKHOLDER PROPOSALS FOR 1997

          If any eligible stockholder intends to present a proposal at the 1997 Annual Meeting of Stockholders, such proposal must be received by the Corporation at its principal executive office, 29 College Drive, P. O. Box 1199, Bluefield, Virginia 24605, on or before November 24, 1996. Otherwise, such proposal will not be considered for including in the Corporation's proxy statement for such meeting.


                              MISCELLANEOUS

           All properly executed proxies received by the Corporation will be voted at the meeting in accordance with the instructions contained therein.

           The Board of Directors knows of no matter not identified herein which may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the person or persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

           You are urged to execute and return promptly the enclosed form of proxy.

                                   By Order of the Board of Directors

                                        /s/ Ellen Simpson
                                        Ellen Simpson
                                        Corporate Secretary